EXHIBIT 99.1

Rush Enterprises, Inc. Reports Fourth Quarter and Year-End 2014 Results

  Annual revenues reach record $4.7 billion; up 39.7% compared to 2013
  Annual absorption ratio at new record of 117.8%
  Network of Rush Truck Centers expands to 112 locations in 20 states
  Record new and used truck sales of 35,352 trucks
  Record aftermarket revenues of $1.3 billion

SAN ANTONIO, Texas, Feb. 10, 2015 (GLOBE NEWSWIRE) -- Rush Enterprises, Inc. (Nasdaq:RUSHA) (Nasdaq:RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today reported record annual revenues of $4.7 billion compared to $3.4 billion in 2013 and net income of $80.0 million, or $1.96 per diluted share compared to net income of $49.2 million or $1.22 per diluted share in 2013.

"In 2014, we set out to 'integrate and execute' across our Rush Truck Centers dealership network, particularly in the areas of asset management, process standardization and customer service consistency," said W. M. "Rusty" Rush, chairman, chief executive officer and president of Rush Enterprises, Inc. "Our execution led to record-setting performance including annual revenues, net income, Class 4-8 new and used truck sales, aftermarket revenues, lease and rental revenues and absorption ratio. In addition, we expanded our Rush Truck Centers network to 112 locations in 20 states. We are also nearing completion of our business system rollout and continue to implement solutions that drive efficiencies and help keep our customers up and running," said Rush.

"I could not be more proud of our employees for their commitment to serving our customers first while also focusing on performance metrics. Because of our employees' efforts to integrate our culture of service excellence into all of our operations, we are making significant progress in providing a consistent, outstanding experience at all of our locations," he continued.

Operations

Aftermarket Solutions

Aftermarket services accounted for 62.6% of the Company's total gross profits in 2014 with parts, service and body shop revenues reaching a new record of $1.3 billion, up 33.1% over 2013. The Company achieved an annual absorption rate of 117.8%.

"A range of factors continued to drive our strong aftermarket performance, including the full year impact of acquisitions completed in 2013 and early 2014, continued demand for maintenance and repair of aged vehicles, record new and used truck sales requiring pre-delivery inspections and modifications and mobile service support for a range of market segments," explained Rush.

"Throughout the year, we continued to expand our portfolio of aftermarket solutions, implementing regional RushCare Rapid Parts call centers across the country and adding natural gas service at locations in five states. Plans also remain on target to launch our new Momentum Fuel Technologies natural gas fuel system in mid-2015," he continued.

We are progressing on initiatives to deliver transparent and real-time updates to customers with vehicles in our shops," said Rush. "This combined with our ongoing focus on telematics and remote diagnostic solutions will not only improve uptime for our customers but also improve fleet utilization and scheduling."

Truck Sales

In 2014, Rush Class 8 retail sales accounted for 7.1% of the total U.S. Class 8 market. The Company sold 15,833 Class 8 trucks, an increase of 66% compared to 2013, significantly outpacing the U.S. market, which increased only 19.4%.

"Class 8 truck sales climbed during the fourth quarter, a trend that began from last spring.   Large fleets continued replacing aged vehicles to upgrade equipment to more cost-efficient technology and appeal to a wider range of drivers. Stock truck sales also continued to improve as smaller fleets and vocational operators took advantage of increased activity in construction and other market segments across the country," Rush continued.

"While new truck sales and incremental volume from our Navistar acquisitions also contributed to our truck sales performance throughout 2014, we continue to face challenges with customers relating to Navistar's initial MaxxForce engine technology offerings. I am pleased with the efforts of our Navistar Division as they work to overcome these challenges, and support Navistar's current product and engine technology, which continues to gain acceptance in the market," Rush explained.

Rush's U.S. Class 4-7 medium-duty truck sales reached 9,922 units in 2014, up 17.5% over 2013, and accounted for 4.9% of the total U.S. Class 4-7 market. "Our strong performance continues to be the result of our ability to offer a diverse range of truck brands that meet the varied needs of medium-duty truck buyers combined with a large inventory of ready-to-roll equipment in stock across the country," he added.

Continued Network Growth

The Company expanded its Rush Truck Centers dealership network, to include a total of 112 locations in 20 states. This month, the Company completed the acquisition of certain assets of Effingham Truck Sales, Inc., which operated International commercial truck dealerships in Effingham and Mount Vernon, Illinois and Idealease commercial lease and rental operations in Effingham.   In December 2014, the Company acquired certain assets of North Florida Truck Parts, Inc., which now operates as a full service Peterbilt location in Lake City, Florida. The Company also opened a Peterbilt parts and service location in Cotulla, Texas and a dedicated used truck operation in Orlando, Florida in late 2014.

"We also added multiple independent outlets for used truck sales," Rush added.

"We continued to invest in new construction and existing facility expansions, having completed renovations and expansions at several dealership locations in Texas and Florida last year. This month, we will open a new International dealership in Cleveland, Ohio and have major projects underway in California, Colorado, Ohio and Texas. This represents an investment of more than $67 million when complete and a significant expansion of our dealership network service capacity," said Rush.

Outlook for 2015

ACT Research forecasts U.S. retail sales for Class 8 vehicles to reach 263,500 units in 2015, a 17.6% increase over 2014, while U.S. retail sales for Class 4-7 vehicles are forecast to reach 206,500 units in 2015, a 3.4% increase over 2014.

"We expect demand for Class 8 trucks will remain strong as fleets upgrade to new equipment and activity in construction continues, but could be moderated somewhat by the continued shortage of drivers. We expect Class 4-7 new truck sales will remain strong in 2015 as medium-duty fleets also upgrade to new equipment, and longer lead times from Class 4-7 OEMs drive the need for our ready-to-roll inventory," said Rush. "We also expect ongoing benefit from our ability to offer a range of medium-duty product as fleets consolidate their supplier base and look for one source to meet a variety of their vehicle needs."

"We continue to monitor the price of oil and its impact on activity in the energy sector. Currently, we are seeing early signs of softening in our truck sales and aftermarket parts and service business with respect to our energy sector customers.   However, we do not expect to know the full impact of lower oil prices on our business until the spring.

"Conversely, we believe that lower fuel prices resulting from lower oil prices will have a positive impact on many of our customers, the overall economy and consumer spending, resulting in increased activity in other market segments including general freight, which should help offset decreases from the energy sector."

Financial Highlights

In the fourth quarter of 2014, the Company's gross revenues totaled $1.3 billion, a 45.4% increase from gross revenues of $925.2 million reported for the fourth quarter of 2013. Net income for the quarter was $24.6 million, or $0.60 per diluted share, compared to $14.9 million, or $0.37 per diluted share, in the quarter ended December 31, 2013.

For the year ended December 31, 2014, the Company's gross revenues totaled $4.7 billion, a 39.7% increase from gross revenues of $3.4 billion reported in 2013. The Company reported net income for the year of $80.0 million, or $1.96 per diluted share, compared with a net income of $49.2 million, or $1.22 per diluted share in 2013. The Company recognized a pre-tax charge of $3.4 million in its depreciation and amortization expense related to the impairment of the Company's aircraft. The charge results in a reduction of $2.1 million in net income, or $0.05 per diluted share incurred during the fourth quarter of 2014. In 2013, the Company recognized a pre-tax charge of $10.8 million in its selling, general and administrative expense related to the Retirement and Transition Agreement with W. Marvin Rush, Chairman Emeritus. The charge results in a reduction of $6.6 million in net income, or $0.16 per diluted share.

Parts, service and body shop revenue was $335.1 million in the fourth quarter of 2014, compared to $256.4 million in the fourth quarter of 2013. The fourth quarter absorption ratio was 119.3% as compared to 114.6% in the fourth quarter of 2013. The Company delivered 5,119 new heavy-duty trucks, 2,393 new medium-duty commercial vehicles, 352 new light-duty commercial vehicles and 2,213 used commercial vehicles during the fourth quarter of 2014, compared to 2,787 new heavy-duty trucks, 2,040 new medium-duty commercial vehicles, 526 new light-duty commercial vehicles and 1,838 used commercial vehicles in the fourth quarter of 2013.  Fourth quarter Class 8 retail sales accounted for 8.1% of the U.S. market as compared to 5.3% for the same time period in 2013. Class 4-7 retail sales in the fourth quarter accounted for 4.5% of the U.S. market as compared to 4.3% for the fourth quarter of 2013.

Parts, service and body shop revenue was $1.3 billion in the year ended 2014, compared to $988.3 million in the year ended 2013. The Company sold 35,352 new and used commercial vehicles in 2014, a 34.2% increase compared to 26,336 new and used commercial vehicles in 2013. The Company delivered 15,833 new heavy-duty trucks, 9,922 new medium-duty commercial vehicles, 1,704 new light-duty commercial vehicles and 7,893 used commercial vehicles during 2014, compared to 9,545 new heavy-duty trucks, 8,441 new medium-duty commercial vehicles, 1,945 new light-duty commercial vehicles and 6,405 used commercial vehicles during 2013.

The Company's Rush Truck Leasing operations increased revenues by 37% compared to 2013, primarily the result of acquisitions and a successful service model that maximizes uptime for contracted customers. Including newly acquired franchises, Rush Truck Leasing now operates 40 Paclease and 26 Idealease franchises in markets across the country with more than 6,800 trucks in its lease and rental fleet and an additional 1,197 trucks under contract maintenance agreements.

"We finished 2014 in a strong financial position. We ended the year with $191.5 million in cash, despite expenditures related to acquisitions, dealership expansion projects, the accelerated rollout of our business operation system and the Company's share repurchase program," said Rush. "As in past years, employee benefits, payroll taxes and acquisition costs will negatively impact expenses in the first quarter of 2015 compared to the fourth quarter of 2014."

Conference Call Information

Rush Enterprises will host its quarterly conference call to discuss earnings for the fourth quarter and year-end on Wednesday, February 11, 2015, at 10 a.m. Eastern/9 a.m. Central. The call can be heard live by dialing 877-638-4557 (US) or 914-495-8522 (International) or via the Internet at http://investor.rushenterprises.com/events.cfm.

For those who cannot listen to the live broadcast, the webcast will be available on our website at the above link until April 10, 2015. Listen to the audio replay until February 18, 2015, by dialing 855-859-2056 (US) or 404-537-3406 (International) and entering the conference ID 79773189.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier service provider to the commercial vehicle industry and owns and operates the largest network of commercial vehicle dealerships in the United States, representing truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird.   The Company's vehicle centers are strategically located in high traffic areas on or near major highways throughout the United States. These one-stop centers offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and body shop operations plus a wide array of financial services, including financing, insurance, leasing and rental.  Rush Enterprises' operations also provide vehicle up-fitting, chrome accessories and tires. For more information, please visit www.rushenterprises.com.

Certain statements contained herein, including those concerning current and projected market conditions, sales forecasts, demand for the Company's services, and the impact of lower oil prices are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, onetime events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.

-Tables to Follow-

RUSH ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Shares and Per Share Amounts)

	December 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 191,463	$ 217,305
Accounts receivable, net	178,195	103,293
Inventories, net	1,024,104	802,220
Prepaid expenses and other	28,312	14,341
Asset held for sale	5,053	─
Deferred income taxes, net	18,387	16,277
Total current assets	1,445,514	1,153,436
Investments	6,905	6,628
Property and equipment, net	923,080	739,663
Goodwill, net	265,145	215,464
Other assets, net	53,618	52,607
Total assets	$ 2,694,262	$ 2,167,798

Liabilities and shareholders' equity
Current liabilities:
Floor plan notes payable	$ 845,977	$ 593,649
Current maturities of long-term debt	149,065	97,243
Current maturities of capital lease obligations	11,231	10,268
Liabilities directly associated with asset held for sale	6,160	─
Trade accounts payable	124,555	100,375
Customer deposits	44,879	58,319
Accrued expenses	92,743	69,321
Total current liabilities	1,274,610	929,175

Long-term debt, net of current maturities	429,189	385,538
Capital lease obligations, net of current maturities	46,019	35,199
Other long-term liabilities	4,470	4,683
Deferred income taxes, net	175,635	147,822

Shareholders' equity:
Preferred stock, par value $.01 per share; 1,000,000 shares authorized; 0 shares outstanding in 2014 and 2013	–	–
Common stock, par value $.01 per share; 60,000,000 class A shares and 20,000,000 class B shares authorized; 29,889,332 class A shares and 9,999,122 class B shares outstanding in 2014; and 28,910,505 class A shares and 10,304,518 class B shares outstanding in 2013	424	414
Additional paid-in capital	272,486	243,154
Treasury stock, at cost: 2,560,580 class B shares	(41,904)	(30,821)
Retained earnings	533,793	453,836
Accumulated other comprehensive loss, net of tax	(460)	(1,202)
Total shareholders' equity	764,339	665,381
Total liabilities and shareholders' equity	$ 2,694,262	$ 2,167,798

RUSH ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
New and used commercial vehicle sales	$ 951,426	$ 626,427	$ 3,195,873	$ 2,239,847
Parts and service	335,106	256,398	1,315,694	988,317
Lease and rental	47,401	35,472	177,561	129,638
Finance and insurance	5,429	4,016	19,988	15,320
Other	5,844	2,866	18,240	11,583
Total revenue	1,345,206	925,179	4,727,356	3,384,705

Cost of products sold:
New and used commercial vehicle sales	890,960	584,055	2,975,905	2,083,439
Parts and service	215,652	160,659	842,438	620,030
Lease and rental	40,561	30,239	152,967	109,222
Total cost of products sold	1,147,173	774,953	3,971,310	2,812,691

Gross profit	198,033	150,226	756,046	572,014
Selling, general and administrative	141,727	114,743	573,670	450,340
Depreciation and amortization	13,303	7,987	40,786	29,925
Gain (loss) on sale of assets	42	(14)	151	5
Operating income	43,045	27,482	141,741	91,754
Interest expense, net	2,835	2,919	11,198	10,693
Income before taxes	40,210	24,563	130,543	81,061
Provision for income taxes	15,583	9,704	50,586	31,844
Net income	$ 24,627	$ 14,859	$ 79,957	$ 49,217

Earnings per common share:
Basic	$ .62	$ .38	$ 2.01	$ 1.25
Diluted	$ .60	$ .37	$ 1.96	$ 1.22

Weighted average shares outstanding:
Basic	40,030	39,389	39,783	39,405
Diluted	41,115	40,547	40,894	40,506

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as Adjusted total debt, Adjusted net (cash) debt, EBITDA, Adjusted EBITDA, Free cash flow, Adjusted free cash flow and Adjusted invested capital, which exclude certain items disclosed in the attached financial tables. The Company provides reconciliations of these measures to the most directly comparable GAAP measures.

Management believes the presentation of these non-GAAP financial measures provides useful information about the results of operations of the Company for the current and past periods. Management believes that investors should have available the same information that management uses to assess operating performance and assess capital structure of the Company. These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to similarly titled non-GAAP financial measures used by other companies.

(in thousands)	Three Months Ended
Vehicle Sales Revenue:	December 31, 2014	December 31, 2013
New heavy-duty vehicles	$ 665,492	$ 376,838
New medium-duty vehicles (including bus sales revenue)	175,989	153,476
New light-duty vehicles	12,653	17,397
Used vehicles	94,019	74,349
Other vehicles	3,273	4,367

Absorption Ratio	119.3%	114.6%

Absorption Ratio

Management uses several performance metrics to evaluate the performance of its commercial vehicle dealerships, and considers Rush Truck Centers' "absorption ratio" to be of critical importance. Absorption ratio is calculated by dividing the gross profit from the parts, service and body shop departments by the overhead expenses of all of a dealership's departments, except for the selling expenses of the new and used commercial vehicle departments and carrying costs of new and used commercial vehicle inventory. When 100% absorption is achieved, then gross profit from the sale of a commercial vehicle, after sales commissions and inventory carrying costs, directly impacts operating profit.

Debt Analysis (in thousands)	December 31, 2014	December 31, 2013
Floor plan notes payable	$ 845,977	$ 593,649
Current maturities of long-term debt	149,065	97,243
Current maturities of capital lease obligations	11,231	10,268
Liabilities directly associated with asset held for sale	6,160	─
Long-term debt, net of current maturities	429,189	385,538
Capital lease obligations, net of current maturities	46,019	35,199
Total Debt (GAAP)	1,487,641	1,121,897
Adjustments:
Debt related to lease & rental fleet	(539,426)	(413,066)
Floor plan notes payable	(845,977)	(593,649)
Adjusted Total Debt (Non-GAAP)	102,238	115,182
Adjustments:
Cash and cash equivalents	(191,463)	(217,305)
Adjusted Net Debt (Non-GAAP)	$ (89,225)	$ (102,123)

Management uses "Adjusted Total Debt" to reflect the Company's estimated financial obligations less debt related to lease and rental fleet (L&RFD) and floor plan notes payable (FPNP), and "Adjusted Net Debt" to present the amount of Adjusted Total Debt net of cash and cash equivalents on the Company's balance sheet. The FPNP is used to finance the Company's new and used inventory, with its principal balance changing daily as vehicles are purchased and sold and the sale proceeds are used to repay the notes.  Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the vehicle that is then repaid when the vehicle is sold, as the Company's credit agreements require it to repay loans used to purchase vehicles when such vehicles are sold.  The Company's lease & rental fleet are fully financed and are either (i) leased to customers under long-term lease arrangements or (ii), to a lesser extent, dedicated to the Company's rental business.  In both cases, the lease and rental payments fully cover the capital costs of the lease & rental fleet (i.e., the principal repayments and interest expense on the borrowings used to acquire the vehicles and the depreciation expense associated with the vehicles), plus a profit margin for the Company. The Company believes excluding the FPNP and L&RFD from the Company's total debt for this purpose provides management a more accurate picture of the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. "Adjusted Total Debt" and "Adjusted Net Debt" are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's consolidated balance sheet in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

(in thousands)	Twelve Months Ended
EBITDA	December 31, 2014	December 31, 2013
Net Income (GAAP)	$ 79,957	$ 49,217
Provision for income taxes	50,586	31,844
Interest expense	11,198	10,693
Depreciation and amortization	40,786	29,925
(Gain) loss on sale of assets	(151)	(5)
EBITDA (Non-GAAP)	182,376	121,674
Adjustments:
Interest expense associated with FPNP	(8,432)	(7,089)
W. Marvin Rush retirement payment accrual	─	10,777
Adjusted EBITDA (Non-GAAP)	$ 173,944	$ 125,362

The Company presents EBITDA and Adjusted EBITDA as additional information about its operating results. The presentation of Adjusted EBITDA that excludes the addition of interest expense associated with FPNP to EBITDA is consistent with management's presentation of Adjusted Total Debt, in each case reflecting management's view of interest expense associated with the FPNP as an operating expense of the Company, and to provide management a more accurate picture of its operating results and to assist investors in performing analysis that is consistent with financial models developed by management and research analysis. Management recorded a one-time charge to selling, general and administrative expense during the second quarter of 2013 related to the Retirement and Transition Agreement between W. Marvin Rush and the Company. Management views this as a non-recurring event that is not indicative of the core operating expenses of the Company. Management believes adding back this one-time charge to EBITDA provides both the investors and management a more accurate picture of the Company's core operating results. "EBITDA" and "Adjusted EBITDA" are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, net income of the Company, as reported in the Company's consolidated statements of income in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

(in thousands)	Twelve Months Ended
Free Cash Flow	December 31, 2014	December 31, 2013
Net cash provided by (used in) operations (GAAP)	$ 88,937	$ 173,488
Acquisition of property and equipment	(260,820)	(191,584)
Free cash flow (Non-GAAP)	(171,883)	(18,096)
Adjustments:
Draws (payments) on floor plan financing, net	207,458	46,085
Proceeds from L&RFD	214,622	161,767
Debt proceeds related to business acquisitions	(43,317)	(23,939)
Principal payments on L&RFD	(112,414)	(90,018)
Non-maintenance capital expenditures	63,256	32,644
Adjusted Free Cash Flow (Non-GAAP)	$ 157,722	$ 108,443

"Free Cash Flow" and "Adjusted Free Cash Flow" are key financial measures of the Company's ability to generate cash from operating its business. Free Cash Flow is calculated by subtracting the acquisition of property and equipment included in the Cash flows from investing activities from Net cash provided by (used in) operating activities. For purposes of deriving Adjusted Free Cash Flow from the Company's operating cash flow, Company management makes the following adjustments: (i) adds back draws (or subtracts payments) on the floor plan financing that are included in Cash flows from financing activities as their purpose is to finance the vehicle inventory that is included in Cash flows from operating activities, (ii) adds back proceeds from notes payable related specifically to the financing of the lease and rental fleet that are reflected in Cash flows from financing activities, (iii) subtracts draws on floor plan financing, net and proceeds from L&RFD related to business acquisition assets that are included in Cash flows from investing activities, (iv) subtracts principal payments on notes payable related specifically to the financing of the lease and rental fleet that are included in Cash flows from financing activities, and (v) adds back non-maintenance capital expenditures that are for growth and expansion (i.e. building of new dealership facilities and the development of the business system) that are not considered necessary to maintain the current level of cash generated by the business. "Free Cash Flows" and "Adjusted Free Cash Flows" are both presented so that investors have the same financial data that management uses in evaluating the Company's cash flows from operating activities. "Free Cash Flow" and "Adjusted Free Cash Flow" are both non-GAAP financial measures and should be considered in addition to, and not as a substitute for, net cash provided by (used in) operations of the Company, as reported in the Company's consolidated Statement of Cash Flows in accordance with U.S. GAAP. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

Invested Capital (in thousands)	December 31, 2014	December 31, 2013
Total Shareholders' equity (GAAP)	$ 764,339	$ 665,381
Adjusted net debt (Non-GAAP)	(89,225)	(102,123)
Adjusted Invested Capital (Non-GAAP)	$ 675,114	$ 563,258

"Adjusted Invested Capital" is a key financial measure used by the Company to calculate its return on invested capital. For purposes of this analysis, management excludes L&RFD, FPNP, and cash and cash equivalents, for the reasons provided in the debt analysis above and uses Adjusted Net Debt in the calculation. The Company believes this approach provides management a more accurate picture of the Company's leverage profile and capital structure, and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. "Adjusted Net Debt" and "Adjusted Invested Capital" are both non-GAAP financial measures. Additionally, these non-GAAP measures may vary among companies and may not be comparable to similarly titled non-GAAP measures used by other companies.

CONTACT: Rush Enterprises, Inc., San Antonio
         Steven L. Keller, 830-626-5226